                                                                     EXHIBIT 1.1

                            Swiss Natural Foods, Inc.
                                  1031 Route 9W
                            Grandview, New York 10960

                             UNDERWRITING AGREEMENT


Comprehensive Capital Corporation                                         , 1999
1600 Stewart Avenue, Suite 405
Westbury, New York 11590

Gentlemen:

         Swiss Natural Foods, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Comprehensive Capital Corporation ("Comprehensive" or the "Representative") and to each of the other underwriters named in Schedule I hereto (the "Underwriters"), for each of whom you are acting as Representative the following securities: (i) 1,200,000 shares of Common Stock (the "Shares") at a public offering price of $5.00 per share; and (ii) 1,200,000 Common Stock Purchase Warrants (the "Warrants") at a public offering price of $.15 per Warrant.

         Each Warrant shall entitle the holder thereof to purchase at a price of $6.25 per share, one share of Common Stock for a period of three years commencing one year from the effective date of the Registration Statement (the "Effective Date") as declared by the Securities and Exchange Commission (the "Commission"). Commencing one year after the Effective Date, the Company may redeem the Warrants at any time upon at least 30 days prior written notice at a price of $.05 per warrant, provided that the closing bid quotation of the Common Stock on all 20 trading days ending on the tenth day prior to the day on which the Company gives notice, has been at least 120% of the then effective exercise price of the Warrants. The Warrant holders shall have the right to exercise their Warrants until the close of business on the date fixed for their redemption.

         The 1,200,000 Shares and the 1,200,000 Warrants are hereinafter sometimes referred to as the "Firm Common Stock," and the "Firm Warrants," respectively. The Firm Common Stock, and the Firm Warrants are sometimes hereinafter referred to as the "Firm Securities." Upon the request of the Representative, and as provided in Section 3 hereof, the "Selling Security Holders" named herein in Schedule II will sell to the Underwriters up to a maximum of 180,000 shares of Common Stock, and the Company will issue and sell 180,000 Warrants for the purpose of covering over-allotments. Such additional shares of Common Stock and Warrants are hereinafter sometimes referred to as the "Optional Common Stock" and the "Optional Warrants," respectively. The Optional Common Stock and Optional Warrants are sometimes hereinafter referred to as the "Optional Securities." Both the Firm Securities and the Optional Securities are sometimes collectively referred to herein as the "Securities." All of the securities which are the subject of this Agreement are more fully described in the Prospectus of the Company described below.

         In the event that the Representative does not form an underwriting group but decides to act as the sole Underwriter, then all references to Comprehensive herein as Representative shall be deemed to be to it as such sole Underwriter and Section 14 hereof shall be deemed deleted in its entirety.

         The Company and the Selling Security Holders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after the Registration Statement hereinafter referred to becomes effective. The Company and the Selling Security Holders hereby each confirms its agreement with the Representative and the other Underwriters as follows:

         SECTION 1. Description of Securities. The Company's authorized and outstanding capitalization when the public offering of securities contemplated hereby is permitted to commence, under the Securities Act of 1933, as amended (the "Act"), and at the Closing Date (hereinafter defined) and the terms of the Warrants will be as set forth in the Prospectus (hereinafter defined) and mutually agreed upon by the Company and the Representative.

         SECTION 2. Representations and Warranties of the Company and the Selling Security Holders. The Company hereby represents and warrants to, and agrees with, the Underwriters as follows:

                  (a) A Registration Statement on Form SB-2 and amendments thereto (No. 333- ) with respect to the Securities, including a form of prospectus relating thereto, copies of which have been previously delivered to you, has been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the "Rules and Regulations") of the Commission thereunder, and has been filed with the Commission under the Act. The Company, subject to the provisions of Section 6(a) hereof, may file one or more amendments to such Registration Statement and Prospectus. The Underwriters will receive copies of each such amendment.

         The Effective Date of the Registration Statement represents the date that the public offering of the Securities as contemplated by this Agreement is therefore authorized to commence. The Registration Statement and Prospectus, as finally amended and revised immediately prior to the Effective Date, are herein called respectively the "Registration Statement" and the "Prospectus." If, however, a prospectus is filed by the Company pursuant to Rule 424(b) of the Rules and Regulations which differs from the Prospectus, the term "Prospectus" shall also include the prospectus filed pursuant to Rule 424(b).

                  (b) The Registration Statement (and Prospectus), at the time it becomes effective under the Act, (as thereafter amended or as supplemented if the Company shall have filed with the Commission an amendment or supplement), and, with respect to all such documents, on the Closing Date (hereinafter defined), will in all material respects comply with the provisions of the Act and the Rules and Regulations, and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties contained in this subsection (b) shall extend to the Underwriters in respect of any statements in or omissions from the Registration Statement and/or the Prospectus, based upon information furnished in writing to the Company by the Underwriters specifically for use in connection with the preparation thereof.

                  (c) The Company has been duly incorporated and is now, and on the Closing Date will be, validly existing as a corporation in good standing under the laws of the State of Delaware, having all required corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company is now, and on the Closing Date will be, duly qualified to do business as a foreign corporation in good standing in all of the jurisdictions in which it conducts its business or the character or location of its properties requires such qualifications except where the failure to so qualify would not materially adversely affect the Company's business, properties or financial condition. The Company has no subsidiaries, except as are set forth in the Prospectus.

                  (d) The financial statements of the Company included in the Registration Statement and Prospectus present fairly the financial position and results of operations and changes in financial condition of the Company at the respective dates and for the respective periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and are in accordance with the books and records of the Company.

                  (e) The Company's auditors, Goldstein,Golub & Kessler, who have given their report on certain financial statements which are included as a part of the Registration Statement and the Prospectus, are independent public accountants as required under the Act and the Rules and Regulations.

                  (f) Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Date and, except as set forth in or contemplated in the Prospectus, (i) the Company has not incurred, nor will it incur, any material liabilities or obligations, direct or contingent, nor has it, nor will it have entered into any material transactions, in each case not in the ordinary course of business; (ii) there has not been, and will not have been, any material change in the Company's certificate of incorporation or in its capital stock or funded debt; and (iii) there has not been, and will not have been, any material adverse change in the business, net worth or properties or condition (financial or otherwise) of the Company whether or not arising from transactions in the ordinary course of business.

                  (g) Except as otherwise set forth in the Prospectus, the real and personal properties of the Company as shown in the Prospectus and Registration Statement to be owned by the Company are owned by the Company by good and marketable title free and clear of all liens and encumbrances, except those (i) specifically referred to in the Prospectus, which do not materially adversely affect the use or value of such assets, (ii) for current taxes not now due, or (iii) are held by the Company by valid leases, none of which is in default. Except as disclosed in the Prospectus and Registration Statement, the Company in all material respects has full right and licenses, permits and governmental authorizations required to maintain and operate its business and properties as the same are now operated and, to its best knowledge, none of the activities or business of the Company is in material violation of, or causes the Company to violate any laws, ordinances and regulations applicable thereto, the violation of which would have a material adverse impact on the condition (financial or otherwise), business, properties or net worth of the Company.

                  (h) The Company has no material contingent obligations, nor are its properties or business subject to any material risks, which may be reasonably anticipated, which are not disclosed in the Prospectus.

                  (i) Except as disclosed in the Prospectus and Registration Statement, there are no material actions, suits or proceedings at law or in equity of a material nature pending, or to the Company's knowledge, threatened against the Company which are not adequately covered by insurance, which might result in a material adverse change in the condition (financial or otherwise), properties or net worth of the Company, and there are no proceedings pending or, to the knowledge of the Company, threatened against the Company before or by any federal or state commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, properties or net worth or financial condition or income of the Company, which are not disclosed in the Prospectus.

                  (j) All of the outstanding shares of Common Stock are duly authorized and validly issued and outstanding, fully paid, non-assessable, and do not have any and were not issued in violation of any preemptive rights. All of the Common Stock as described in the Prospectus when paid for shall be duly authorized and validly issued and outstanding, fully paid, non-assessable, and will not have any and will not be issued in violation of any preemptive rights. The Common Stock issuable upon exercise of the Warrants when issued and paid for in accordance with the Warrant Agreement, shall be duly authorized and validly issued and outstanding, fully paid, non-assessable, and will not have any and will not be issued in violation of any preemptive rights. The Common Stock and Warrants will be delivered in accordance with this Agreement and the Warrant Agreement filed as Exhibit __ to the Registration Statement between the Company and its transfer agent. The Underwriters will receive good and marketable title to the Securities purchased by them from the Company, free and clear of all liens, encumbrances, claims, security interests, restrictions, stockholders' agreements and voting trusts whatsoever. Except as set forth in the prospectus, there are no outstanding shares of preferred stock and there are no outstanding options, warrants, or other rights or commitments, providing for the issuance of any shares of any class of capital stock of the Company, or any security convertible into, or exchangeable for, any shares of any class of capital stock of the Company. All of the Securities of the Company to which this Agreement relates conform to the statements relating to them that are contained in the Registration Statement and Prospectus.

                  (k) The certificate or certificates required to be furnished to the Underwriters pursuant to the provisions of Section 11 hereof will be true and correct.

                  (l) The execution and delivery by the Company of this Agreement has been duly authorized by all necessary corporate action and it is a valid and binding obligation of the Company, enforceable against it in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws pertaining to creditors rights generally.

                  (m) Except as disclosed in the Prospectus, no default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default in the due performance and observance of any material term, covenant or condition by the Company or any other party, of any material indenture, mortgage, deed of trust, note or any other material agreement or instrument to which the Company is a party or by which it or its business or its properties may be bound or affected, except as disclosed in the Prospectus. The Company has full power and lawful authority to authorize, issue and sell the Firm Securities and Optional Warrants to be sold by it hereunder on the terms and conditions set forth herein and in the Registration Statement and in the Prospectus. No consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or state securities laws. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms hereof will not conflict with, or constitute a default under any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is now a party or by which it or its business or its properties may be bound or materially affected; the certificate of incorporation and any amendments thereto; the by-laws of the Company, as amended; or to the best knowledge of the Company, any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or its business or properties.

                  (n) No officer or director of the Company has taken, and each officer and director has agreed that he will not take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock or the Warrants in the open market following the Closing Date or any other type of action designed to, or that may reasonably be expected to cause or result in such stabilization or manipulation, or that may reasonably be expected to facilitate the initial sale, or resale, of any of the Securities which are the subject of this Agreement.

                  (o) The Warrants to purchase Common Stock to be issued at closing to the Representative (the Representative's Stock Warrants") and the Warrants to purchase

Warrants to be issued at closing to the Representative (the "Representative's Warrants," which together with the Representative's Stock Warrants are collectively hereinafter referred to as the "Representative's Securities") will be, when issued and paid for, duly and validly authorized and executed by the Company and will constitute valid and binding obligations of the Company, legally enforceable in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws pertaining to creditors rights generally), and the Company will have duly authorized, reserved and set aside the shares of its Common Stock issuable upon exercise of the Representative's Securities and underlying Warrants, and such stock, when issued and paid for upon exercise of the Representative's Securities and underlying Warrants in accordance with the provisions of the Warrant Agreement will be duly authorized and validly issued, fully-paid and non-assessable.


                  (p) All of the aforesaid representations, agreements, and warranties shall survive delivery of, and payment for, the Securities.

                  The Selling Securities Holder represents and warrants to, and agrees with the several Underwriters, as follows:

                  (i) There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation before any court or beneficiary, public body or board pending, threatened, or disclosed in the Prospectus (or any basis therefor known to the Selling Security Holders) with respect to the Optional Common Stock and the Selling Security Holders. The Selling Security Holders are not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree; nor are the Selling Security Holders required to take any action in order to avoid such violation or default.

                  (ii) The Selling Security Holders have all requisite power and authority to execute, deliver, and perform this Agreement. This Agreement has been duly executed and delivered by or on behalf of the Selling Security Holders, is the legal, valid and binding obligation of the Selling Security Holders, and is enforceable as to the Selling Security Holders in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by the Selling Security Holders for the execution, delivery or performance of this Agreement (except filings under the Act which have been made before the applicable Closing Date and such consents consisting only of consents under "blue sky" or securities laws which have been obtained at or prior to the date of this Agreement) by the Selling Security Holders. No consent of any party to any contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding to which the Selling Security Holders are a party, or to which any of the Selling Security Holders' properties or assets are subject, is required for the execution, delivery or performance of this Agreement; and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice of the passage of time or both) entitle any party to terminate or call a default under such contract, agreement, instrument, lease, license, indenture, mortgage, deed of trust, note, arrangement or understanding, or violate, result in a breach of, or conflict with, any law, rule, regulation, order, judgment or decree binding on the Selling Security Holders.

                  (iii) The Selling Security Holders have good title to their Optional Common Stock to be sold by them pursuant to this Agreement, free and clear or all liens, security interests, pledges, charges, encumbrances, stockholders' agreements and voting trusts.

                  (iv) Neither the Selling Security Holders nor any of the Selling Security Holders' affiliates (as defined in the Regulations) have taken or will take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to stabilize or manipulate the price of the Securities of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of the securities, to facilitate the sale or resale of any of the Selling Security Holder Optional Common Stock.

                  (v) All information furnished or to be furnished to the Company by or on behalf of the Selling Security Holders for use in connection with the preparation of the Registration Statement and the Prospectus is true in all respects and does not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (vi) Except as may be set forth in the Prospectus, the Selling Security Holders have not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                  (vii) The Selling Security Holders have no knowledge that, and do not believe that, any representation or warranty of the Company in Section 2 is incorrect.

                  (viii) The Selling Security Holders have not, directly or indirectly: used any individual or corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses individual or relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from individual or corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

                  (ix) The Optional Common Stock to be sold by the Selling Security Holders pursuant to this Agreement are duly and validly authorized and issued, fully paid and non-assessable, and have not been issued and are not owned or held in violation of any preemptive right of stockholders, optionholders, warrant holders or other persons.

                  (x) No transaction has occurred between the Selling Security Holders and the Company or any third party that is required to be described in the Registration Statement or the Prospectus.

         SECTION 3. Issuance, Sale and Delivery of the Firm Securities, the Optional Securities and the Representative's Warrants.

                  (a) Upon the basis of the representations, warranties, covenants and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Company, the number of the Firm Securities set forth opposite the respective names of the Underwriters in Schedule I hereto, plus any additional Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 14 hereof.

         The purchase price of the Common Stock and Warrants to be paid by the several Underwriters shall be $4.50 and $.135, respectively (the initial public offering price less a ten percent discount).

         In addition, and upon the same basis, subject to the same terms and conditions, the Selling Security Holders and the Company hereby grants to you individually and not as Representative an option to purchase, but only for the purpose of covering over-allotments, upon not less than two days' notice from you, the Optional Common Stock and Optional Warrants, respectively, or any portion thereof, at the same price per share of Common Stock, and/or Warrant as that set forth in the preceding paragraph; provided that if any portion of the optional warrants are so purchased, a corresponding portion of the optional shares must be purchased as well. Notwithstanding anything contained herein to the contrary, you individually and not as Representative are entitled to purchase all or any part of the Optional Securities and are not obligated to offer the Optional Securities to the other Underwriters. The Optional Securities may be exercised at any time, and from time to time, thereafter within a period of 45 calendar days following the Effective Date. The time(s) and date(s) (if any) so designated for delivery and payment for the Optional Securities shall be set forth in the notice to the Company. Such dates are herein defined as the Additional Closing Date(s).

                  (b) Payment for the Firm Securities shall be made by certified or official bank checks in New York Clearing House funds, payable to the order of the Company, at the offices of the Representative at 1600 Stewart Avenue, Suite 405, Westbury, NY 11590, or its clearing agent, or at such other place as shall be agreed upon by the Representative and the Company, upon delivery of the Firm Securities to the Representative for the respective accounts of the Underwriters. In making payment to the Company, the Representative may first deduct all sums due to it for the balance of the non-accountable expense allowance and under the Financial Consulting Agreement (as hereinafter defined). Such delivery and payment shall be made at 9:30 A.M., New York City Time on a T+ 3 business days basis, which may be delayed by the Representative at its option to a T+5 business days basis (unless postponed in accordance with the provisions of Section 14 hereof) or at such other time as shall be agreed upon by the Representative and the Company. The time and date of such delivery and payment are hereby defined as the Closing Date. It is understood that each Underwriter has authorized the Representative, for the account of such Underwriter, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Securities which it has agreed to purchase. Subsequently, each Underwriter shall make payment and accept delivery of the Firm

Securities from the Representative through the facilities of Depository Trust Company ("DTC"); however, the Representative may, at its option, require payment to be made outside of the facilities of DTC as provided for in the Agreement Among Underwriters. In the event that the Closing is not through the facilities of DTC, you individually, and not as Representative may (but shall not be obligated to) make payment of the purchase price for the Firm Securities to be purchased by any Underwriter whose check shall not have been received by the Closing Date, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from its obligations hereunder.

                  (c) Payment for the Optional Securities shall be made at the offices of the Representative in Westbury, New York, or its clearing agent or at such other place as shall be designated by the Representative, in accordance with the notice delivered to the Selling Security Holders and the Company pursuant to Section 3(a) which shall be no later than five business days from the expiration of the forty-five day option period.

                  (d) Certificates for the Firm Securities and for the Optional Securities shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two business days prior to the Closing Date, and the Additional Closing Date(s) (if any). The Company and the Selling Security Holders shall permit the Representative to examine and package said certificates for delivery at least one full business day prior to the Closing Date and prior to the Additional Closing Date(s). The Company shall not be obligated to sell or deliver any of the Firm Securities except upon tender of payment by the Underwriters for all of the Firm Securities agreed to be purchased by them hereunder. The Representative, however, shall have the sole discretion to determine the number of Optional Securities, if any, to be purchased.

                  (e) At the time of making payment for the Firm Securities, the Company also hereby agrees to sell to the Representative, Representative's Stock Warrants to purchase 120,000 shares of Common Stock at any time during a four year period commencing one year after the Effective Date and Representative's Warrants to purchase 120,000 Warrants at an aggregate purchase price of $100. The Representative's Stock Warrants will be exercisable at a price of $7.25 per share. The Representative's Warrants shall be exercisable at any time during a four year period commencing one year after the Effective Date at a price of $.2175 per Warrant, but in no event after the Termination Date of the public Warrants. The Warrants underlying the Representative's Warrants shall be identical in all respects to the Warrants sold to the public. From the Effective Date and until one (1) year thereafter, such Representative Securities and underlying securities may be transferred only to officers or partners of the Representative and selling group members and their officers or partners.

         SECTION 4. Public Offering. The several Underwriters agree, subject to the terms and provisions of this Agreement, to offer the Common Stock, and Warrants to the public as soon as practicable after the Effective Date, at the initial offering price of $5.00 and $.15, respectively and upon the terms described in the Prospectus. The Representative may, from time to time, decrease the public offering price, after the initial public offering, to such extent as the Representative may determine, however, such decreases will not affect the price payable to the Company hereunder.

         SECTION 5. Registration Statement and Prospectus. The Company will furnish the Representative, without charge, two signed copies of the Registration Statement and of each amendment thereto, including all exhibits thereto and such amount of conformed copies of the Registration Statement and Amendments as may be reasonably requested by the Representative for distribution to each of the Underwriters and Selected Dealers.

         The Company will furnish, at its expense, as many printed copies of a Preliminary Prospectus and of the Prospectus as the Representative may request for the purposes contemplated by this Agreement. If, while the Prospectus is required to be delivered under the Act or the Rules and Regulations, any event known to the Company relating to or affecting the Company shall occur which should be set forth in a supplement to or an amendment of the Prospectus in order to comply with the Act (or other applicable law) or with the Rules and Regulations, the Company will forthwith prepare, furnish and deliver to the Representative and to each of the other Underwriters and to others whose names and addresses are designated by the Representative, in each case at the Company's expense, a reasonable number of copies of such supplement or supplements to or amendment or amendments of, the Prospectus.

                  The Company authorizes the Underwriters and the selected dealers, if any, in connection with the distribution of the Securities and all dealers to whom any of the Securities may be sold by the Underwriters, or by any Selected Dealer, to use the Prospectus, as from time to time amended or supplemented, in connection with the offering and sale of the Securities and in accordance with the applicable provisions of the Act and the applicable Rules and Regulations and applicable State Securities Laws.

         SECTION 6. Covenants of the Company. The Company covenants and agrees with each Underwriter that:

                  (a) After the date hereof, the Company will not at any time, whether before or after the Effective Date, file any amendment to the Registration Statement or the Prospectus, or any supplement to the Prospectus, of which the Representative shall not previously have been advised and furnished with a copy, or to which the Representative or the Underwriters' counsel, shall have reasonably objected in writing on the ground that it is not in compliance with the Act or the Rules and Regulations.

                  (b) The Company will use its best efforts to cause the Registration Statement to become effective as promptly as reasonably practicable and will advise the Representative, (i) when the Registration Statement shall have become effective and when any amendment thereto shall have become effective, and when any amendment of or supplement to the Prospectus shall be filed with the Commission, (ii) when the Commission shall make request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof, and (iii) of the issuance by the Commission of an order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose, and will use every reasonable effort to prevent the issuance of such an order, or if such an order shall be issued, to obtain the withdrawal thereof at the earliest possible moment.

                  (c) The Company will prepare and file with the Commission, promptly upon the request of the Representative, such amendments, or supplements to the Registration Statement or Prospectus, in form and substance satisfactory to counsel to the Company, as in the reasonable opinion of Lester Morse P.C., as counsel to the Underwriters, may be necessary or advisable in connection with the offering or distribution of the Securities, and will use its best efforts to cause the same to become effective as promptly as possible.

                  (d) The Company will, at its expense, when and as requested by the Representative, supply all necessary documents, exhibits and information, and execute all such applications, instruments and papers as may be required or desirable, in the opinion of the Underwriters' counsel; to qualify the Securities or such part thereof as the Representative may determine, for sale under the so-called "Blue Sky" Laws of such states as the Representative shall designate, and to continue such qualification in effect so long as required for the purposes of the distribution of the Securities, provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any state in any action other than one arising out of the offering or sale of the Securities.

                  (e) The Company will, at its own expense, file and provide, and continue to file and provide, such reports, financial statements and other information as may be required by the Commission, or the proper public bodies of the states in which the Securities may be qualified for sale, for so long as required by applicable law, rule or regulation and will provide the Representative with copies of all such registrations, filings and reports on a timely basis.

                  (f) During the period of five years from the Effective Date, the Company will deliver to the Underwriter a copy of each annual report of the Company, and will deliver to the Underwriter (i) within 50 days after the end of each of the Company's first three quarter-yearly fiscal periods, a balance sheet of the Company as at the end of such quarter-yearly period, together with a statement of its income and a statement of changes in its cash flow for such period (Form 10-QSB), all in reasonable detail, signed by its principal financial or accounting officer, (ii) within 105 days after the end of each fiscal year, a balance sheet of the Company as at the end of such fiscal year, together with a statement of its income and statement of changes in cash flow for such fiscal year (Form 10-KSB), such balance sheet and statement of cash flow for such fiscal year to be in complete detail and to be accompanied by a certificate or report of independent public accountants, (who may be the regular accountants for the Company), (iii) as soon as available a copy of every other report (financial or other) mailed to the shareholders, and (iv) as soon as available a copy of every report and financial statement furnished to or filed with the Commission or with any securities exchange pursuant to requirements by or agreement with such exchange or the Commission pursuant to the Securities Exchange Act of 1934, as amended, or any regulations of the Commission thereunder. If the Company has one or more active subsidiaries, the financial statements required by (i) and (ii) above shall be furnished on a consolidated basis in respect of the Company and its subsidiaries. Separate financial statements shall be furnished for each subsidiary, the accounts of which are not so consolidated. The financial statements referred to in (ii) shall also be furnished to all of the shareholders of the Company as soon as practicable after the 105 days referred to therein.

                  (g) The Company represents that with respect to the Securities, it will prepare and file a Registration Statement with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, prior to the Effective Date with a request that such Registration Statement will become effective on the first day following the Effective Date. The Company understands that, to register, it must prepare and file with the Commission a General Form of Registration of Securities (Form 8-A or Form 10). In addition, the Company agrees to qualify its Securities for listing on the NASDAQ System as Small-Cap Issues and the Boston Stock Exchange on the Effective Date and will take all necessary and appropriate action so that any outstanding Securities continue to be listed for trading in the NASDAQ System for at least five years from the Effective Date provided the Company otherwise complies with the prevailing maintenance requirements of NASDAQ System and the Boston Stock Exchange. In addition, at such time as the Company qualifies for listing its securities on the National Market System of NASDAQ, the Company will take all steps necessary to have the Company's Securities thereof listed on the National Market System of NASDAQ in lieu of listing as Small-Cap Issues or on the Boston Stock Exchange. The Company shall comply with all periodic reporting and proxy solicitation requirements imposed by the Commission pursuant to the 1934 Act, and shall promptly furnish you with copies of all material filed with the Commission pursuant to the 1934 Act or otherwise furnished to shareholders of the Company.

                  (h) The Company will make generally available to its security holders, as soon as practicable, but in no event later than 15 months after the Effective Date, an earnings statement of the Company (which need not be audited) in reasonable detail, covering a period of at least twelve months beginning after the Effective Date, which earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                  (i) The Company shall, on the Effective Date, apply for listing in Standard and Poor's Corporation Records (requesting coverage in the Daily News Supplement) and Standard & Poor's Monthly Stock Guide and shall use its best efforts to have the Company listed in such reports for a period of not less than five (5) years from the Closing Date.

                  (j) Left Blank Intentionally

                  (k) The Company shall employ the services of Goldstein, Golub & Kessler LLP or such other auditing firm acceptable to the Representative in connection with the preparation of the financial statements required to be included in the Registration Statement and shall continue to appoint such auditors or such other auditors as are reasonably acceptable to the Representative for a period of three (3) years following the Effective Date of the Registration Statement. The Company shall appoint as transfer agent for the Shares and as Warrant Agent for the Warrants.

                  (l) Within ninety (90) days subsequent to the Effective Date, the Company will furnish "Key Man" Life Insurance in the amount of $1,000,000 on the life of Dr. Ralph M. Ferrante with the Company as the beneficiary thereof and the Company shall pay the annual premium therefor for a period of not less than five years from the Effective Date. The Company will also enter into an employment contract with Dr. Ferrante on terms satisfactory to the Representative.

                  (m) The Company will for a period of five years at its expense, shall cause its regularly engaged independent certified public accountants to examine (but not audit) the Company's financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's Form 10-QSB quarterly report and the mailing of quarterly financial information to security holders.

                  (n) Except for the Stock Option Plan described in the Prospectus, for a period of two years after the date of this Prospectus, the Company shall not file a Registration Statement on Form S-8 or any other appopriate form to register shares underlying a stock option plan without the prior written consent of the Representative.

                  (o) The Company, at its expense, shall retain the services of Blue Sky Data Corp. or another company or legal counsel acceptable to the Representative to provide the Underwriters with an after market blue sky survey in those states which the Company's securities are eligible for sale. The Company shall also pay the annual cost of providing updates to the Underwriters for a period of five years or until the Company's Securities are listed on the New York Stock Exchange, American Stock Exchange or NASDAQ National Market.

                  (p) As soon as practicable after the Closing Date, the Company will deliver to the Representative and its counsel a total of three bound volumes of copies of all documents relating to the public offering which is the subject of this Agreement.

                  (q) The Company will at its cost for a period of three years after the Effective Date, distribute an annual report to all stockholders setting forth the results of operations and the financial position of the Company. The Company will, at its cost, for a period of one year after the Effective Date furnish the Representative at the Company's sole cost with a duplicate copy of the daily transfer sheets prepared by the Transfer Agent and copy of the weekly sheets prepared by Depository Trust Company and a duplicate copy of a list of stockholders.

                  (r) After the Effective Date, the Company shall retain the services of a financial public relations firm(s) reasonably satisfactory to the Representative, and unrelated to or unassociated with the Representative. Such firm shall be engaged no later than 30 days after the Closing of the public offering and for a period of three years thereafter.

                  (s) The Company agrees that no Common or Preferred Stock with super voting rights will be issued for a period of one year after the Effective Date without the Representative's prior written consent.

         SECTION 7.   Expenses of the Company.

                  (a) The Company shall be responsible for and shall bear all of its expenses directly and necessarily incurred in connection with the proposed financing, including: (i) the preparation, printing and filing of the Registration Statement and amendments thereto, including NASD and SEC filing fees, preliminary and final Prospectus and the printing of the Underwriting Agreement, the Agreement Among the Underwriters and the Selected Dealers' Agreement, a Blue Sky Memorandum and material to be circulated to the Underwriters by us; (ii) the issuance and delivery of certificates representing the Securities, including original issue and transfer taxes, if any; (iii) the qualifications of the Company's Securities (covered by the "firm commitment" offering) under State Securities or Blue Sky Laws, including counsel fees of Lester Morse P.C. relating thereto in the sum of Thirty-Five Thousand ($35,000) Dollars plus disbursements relating to, but not limited to, long-distance telephone calls, photocopying, messengers, excess postage, overnight mail and courier services; (iv) the fees and disbursements of counsel for the Company and the accountants for the Company; (v) costs of qualifying the Securities for listing on NASDAQ and the Boston Stock Exchange and (vi) post closing tombstone advertisements not to exceed $12,000. Upon the commencement of the necessary state Blue Sky filings by our counsel, the Company shall supply him at his request, all necessary state filing fees. In addition, the Company shall pay Lester Morse P.C. $12,500 on or before the filing of the initial Registration Statement as an advance toward the blue sky fees.

                  (b) In addition, the Company shall bear each of the following costs: (i) investigative reports (such as Bishop's Reports) of the Company's executive officers, directors and principal stockholders, as well as travel and other reasonable due diligence expenses not to exceed $10,000 in the aggregate, including without limitation, informational meetings and presentations in connection with the offering; and (ii) otherwise unreimbursed postage, including mailing of preliminary and final prospectuses incurred by or on behalf of the Representative and the Underwriters in preparation for, or in connection with the offering and sale and distribution of the Securities on an accountable basis.

         SECTION 8.   Payment of Underwriters' Expenses.

         On the Closing Date and Additional Closing Date(s) (if any) the Company will pay to you an expense allowance equal to three (3%) percent of the total gross proceeds derived from the public offering (including the sale by the Company and/or the Selling Security Holders of the Optional Warrants and Optional Common Stock, respectively), contemplated by this Agreement, $____ of which has been paid in advance to the Representative, for the fees and disbursements of counsel to the Underwriters and for costs of otherwise unreimbursed advertising, traveling, postage, telephone and telegraph expenses and other miscellaneous expenses incurred by or on behalf of the Representative and the Underwriters in preparation for, or in connection with the offering and sale and distribution of the Securities; and you shall not be obligated to account to the Company for such disbursements and expenses. Further, in the event that this Agreement is terminated pursuant to Section 12 hereof, the Company will be obligated to reimburse the Representative on an accountable basis for its reasonable out-of-pocket expenses incurred in connection hereunder, less any amounts previously advanced.

         SECTION 9.   Indemnification.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein such fact required to be stated therein or necessary to make such statements therein not misleading. The Selling Security Holders agree to indemnify each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with respect to the Selling Security Holders contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto (which amendments or supplements are furnished to the Selling Security Holders), or which arise out of or are based upon any omission or alleged omission to state therein such fact required to be stated therein or necessary to make such statements therein not misleading, but only with reference to information relating to the Selling Security Holders furnished in writing to the Company by or on behalf of the Selling Security Holders expressly for use in connection with the preparation of the Registration Statement and Prospectus or any amendment thereof or supplement thereto (which amendments or supplements are furnished to the Selling Security Holders), or which arise out of or are based upon any omission or alleged omission to state therein such fact required to be stated therein or necessary to make such statements therein not misleading.

                  (b) Such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages or liabilities arising from the sale of the Securities to any person by such Underwriter if such untrue statement or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. The obligations of the Selling Security Holders, pursuant to this Section 9(a) shall be limited to an amount not exceeding the product of the Per Security Price to Public of the Securities as set forth on the cover page of the Prospectus and the number of Securities being sold by each of them. In no event shall the indemnification agreement contained in this Section 9(a) inure to the benefit of any Underwriter on account of any losses, claims, damages, liabilities or actions arising from the sale of the Securities upon the public offering to any person by such Underwriter if such losses, claims, damages, liabilities or actions arise out of, or are based upon, a statement or omission or alleged omission in a preliminary prospectus and if, in respect to such statement, omission or alleged omission, the Prospectus differs in a material respect from such preliminary prospectus and a copy of the Prospectus has not been sent or given to such person at or prior to the confirmation of such sale to such person. This indemnity agreement will be in addition to any liability which the Company and the Selling Security Holders may otherwise have.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement and the Selling Security Holders, to the same extent as the foregoing indemnity from the Company and the Selling Security Holders to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, which were made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter for specific use therein; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) and the Selling Security Holders shall be limited to the net proceeds received by the Company and the Selling Security Holders, respectively, from such Underwriter. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information furnished in writing by or on behalf of any Underwriter expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto.

                  (d) Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 9(a) 9(b), or 9(c) shall be available to any party who shall fail to give notice as provided in this Section 9(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties,
(ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party, or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

                  (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 9(a) and (b) is due in accordance with its terms but for any reason is held to be unavailable from the Company, the Selling Security Holders or the Underwriters, the Company, the Selling Security Holders and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as the Selling Security Holders, persons who control the company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company and the Selling Security Holders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Security Holders on the one hand and the Underwriters on the other from the offering of the Securities or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided herein in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Security Holders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Security Holders and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts but before deducting expenses) received by the Company or the Selling Security Holders from the sale of the Securities, as set forth in the table on the cover page of the Prospectus (but not taking into account the use of the proceeds of such sale of Securities by the Company), bear to (y) the underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Security Holders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company, the Selling Security Holders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Security Holders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable consideration referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Underwriter (except as may be provided in the Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Securities purchased by such Underwriter hereunder, (ii) in no case shall the Selling Security Holders be liable or responsible for any amount in excess of the product of the Per Security Price to Public of the Securities as set forth on the cover page of the Prospectus and the number of Securities being sold by each of them subject to the limitation expressed in Section 9(a), and (iii) the Company shall be liable and responsible for any amount in excess of the underwriting discount and the amount referred to in clause (ii) provided, however (i) that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i), (ii) and (iii) in the immediately preceding sentence of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

         SECTION 10. Effectiveness of Agreement. This Agreement shall become effective (i) at 9:30 A.M., New York Time, on the first full business day after the Effective Date, or (ii) at the time of the initial public offering by the Underwriters of the Securities whichever shall first occur. The time of the initial public offering by the Underwriters of the Securities for the purposes of this Section 10, shall mean the time, after the Registration Statement becomes effective, of the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Securities, or the time, after the Registration Statement becomes effective, when the Securities are first released by the Representative for offering by the Underwriters or dealers by letter or telegram, whichever shall first occur. The Representative agrees to notify the Company immediately after it shall have taken any action, by release or otherwise, whereby this Agreement shall have become effective. This Agreement shall, nevertheless, become effective at such time earlier than the time specified above, after the Effective Date, as the Representative may determine by notice to the Company.

         SECTION 11. Conditions of the Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Securities which the Underwriters have agreed to purchase hereunder are subject to: the accuracy, as of the date hereof and as of the Closing Dates of all of the representations and warranties of the Company and the Selling Security Holders contained in this Agreement; the Company's and the Selling Security Holders' compliance with, or performance of, all of its covenants, undertakings and agreements contained in this Agreement that are required to be complied with or performed on or prior to each of the Closing Dates and to the following additional conditions:

                  (a) On or prior to the Closing Date, no order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or be pending or, to the knowledge of the Company, shall be threatened by the Commission; any request for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission; and neither the Registration Statement nor any amendment thereto shall have been filed to which counsel to the Underwriters shall have reasonably objected, in writing.

                  (b) The Representative shall not have disclosed in writing to the Company that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein, or is necessary to make the statements therein not misleading.

                  (c) Between the date hereof and the Closing Date, the Company shall not have sustained any loss on account of fire, explosion, flood, accident, calamity or other such cause, of such character as materially adversely affects its business or property, whether or not such loss is covered by insurance.

                  (d) Between the date hereof and the Closing Date, there shall be no litigation instituted or threatened against the Company (or the Selling Security Holders with respect to the Optional Common Stock), and there shall be no proceeding instituted or threatened against the Company (or the Selling Security Holders with respect to the Optional Common Stock) before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, licenses, permits, operations or financial condition or income of the Company or the right of the Selling Security Holders to deliver unencumbered title to the Underwriters for the Optional Common Stock.

                  (e) Except as contemplated herein or as set forth in the Registration Statement and Prospectus, during the period subsequent to the Effective Date and prior to the Closing Date, (A) the Company shall have conducted its business in the usual and ordinary manner as the same was being conducted on the date of the filing of the initial Registration Statement and
(B) except in the ordinary course of its business, the Company shall not have incurred any material liabilities or obligations (direct or contingent), or disposed of any of its assets, or entered into any material transaction, and (C) the Company shall not have suffered or experienced any material adverse change in its business, affairs or in its condition, financial or otherwise. On the Closing Date, the capital stock and surplus accounts of the Company shall be substantially as great as at its last financial report without considering the proceeds from the sale of the Securities except to the extent that any decrease is disclosed in or contemplated by the Prospectus.

                  (f) The authorization of the Securities, the Registration Statement, the Prospectus and all corporate proceedings and other legal matters incident thereto and to this Agreement, shall be reasonably satisfactory in all respects to counsel to the Underwriters.

                  (g) The Company shall have furnished to the Representative the opinions, dated the Closing Date, and Additional Closing Date(s), addressed to you, of its counsel that:

                  (i) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own and operate its properties and to carry on its business as set forth in the Registration Statement and Prospectus; it has authorized and outstanding capital as set forth in the Registration Statement and Prospectus; and the Company is duly licensed or qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so licensed or qualified except where failure to be so qualified or licensed would have no material adverse effect.

                  (ii) All of the outstanding Shares of Common Stock are duly and validly issued and outstanding, fully paid, and non-assessable, and do not have any, and were not issued in violation of any, preemptive rights. The Company will have duly authorized, reserved and set aside shares of Common Stock issuable upon exercise of the Warrants and any other outstanding options or warrants and when issued in accordance with such terms contained in the Prospectus, will be duly and validly authorized and issued, fully paid and non-assessable.

                  (iii) All of the Securities of the Company to which this Agreement relates conform to the statements relating to them that are contained in the Registration Statement and Prospectus (excluding financial statements).

                  (iv) The Underwriters against payment therefor, will receive good and marketable title to the Securities purchased by them from the Company and the Selling Security Holders in accordance with the terms and provisions of this Agreement.

                  (v) To the best of the knowledge of such counsel, except as set forth in the Prospectus, there are no outstanding options, warrants, or other rights, providing for the issuance of, and, no commitments, plans or arrangements to issue, any shares of any class of capital stock of the Company, or any security convertible into, or exchangeable for, any shares of any class of capital stock of the Company.

                  (vi) To the best of such counsel's knowledge, no consents, approvals, authorizations or orders of agencies, officers or other regulatory authorities are necessary for the valid authorization, issuance or sale of the Securities hereunder, except such as may be required under the Act or state securities or blue sky laws.

                  (vii) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the Registration Statement and Prospectus, and each amendment thereof and supplement thereto, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that no opinion need be expressed as to financial statements and financial data contained in the Registration Statement or Prospectus), and in the course of the preparation of the Registration Statement, nothing has come to the attention of said counsel to cause them to believe that either the Registration Statement or the Prospectus or any such amendment or supplement contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel is familiar with all contracts referred to in the Registration Statement or in the Prospectus and such contracts are sufficiently summarized or disclosed therein, or filed as exhibits thereto, as required, and such counsel does not know of any other contracts required to be summarized or disclosed or filed; and such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company is a party, or in which property of the Company is the subject, of a character required to be disclosed in the Registration Statement or the Prospectus which are not disclosed and properly described therein.

                  (viii) The Representative's Securities to be issued to the Representative hereunder will be, when issued against payment therefor duly and validly authorized and executed by the Company and will constitute valid and binding obligations of the Company, legally enforceable in accordance with their terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally), and the Company will have duly authorized, reserved and set aside the shares of its Common Stock issuable upon exercise of the Representative's Securities and underlying warrants, and such stock, when issued and paid for upon exercise of the Representative's Securities and underlying warrants in accordance with the provisions thereof, will be duly and validly authorized and issued, fully-paid and non-assessable.

                  (ix) The Company holds by valid lease, its properties as shown in the Prospectus, and is in all material respects complying with all laws, ordinances and regulations applicable thereto.

                  (x) This Agreement has been duly authorized and executed by the Company and the Selling Security Holders and is a valid and binding agreement of the Company and the Selling Security Holders enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors rights generally and except that no opinion need be given with regard to the enforceability of Section 9 hereof or the availability of equitable relief.

                  (xi) To the best knowledge of such counsel: (a) no default exists, and no event has occurred which, with notice or lapse of time, or both, would constitute a default in the due performance and observance of any material term, covenant or condition by the Company or the Selling Security Holders, of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company or the Selling Security Holders are a party or by which it or its business or its properties may be bound or affected, except where such default would not have a material adverse effect on the business of the Company and except as disclosed in the Prospectus; (b) the Selling Security Holders have full power and legal authority to sell the Optional Common Stock to the Underwriters free and clear of all liens and encumbrances; (c) the Company has full power and lawful authority to authorize, issue and sell the Firm Securities and Optional Warrants on the terms and conditions set forth herein and in the Registration Statement and in the Prospectus; (d) no consent, approval, authorization or other order of any regulatory authority is required for such authorization, issue or sale, except as may be required under the Act or state securities laws, clearance with the NASD and such other consent, approval, authorization or order as has been obtained and is in full force and effect; and
(e) the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms hereof will not conflict with, or constitute a default under, any material indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company and the Selling Security Holders are now a party or by which it or its business or its properties may be bound or affected, the Certificate of Incorporation and any amendments thereto, the by-laws of the Company, or any order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality, or court, domestic or foreign, having jurisdiction over the Company or the Selling Security Holders or its business or properties.

                  (xii) Except as disclosed in the Registration Statement and Prospectus, to the best knowledge of such counsel, there are no material actions, suits or proceedings at law or in equity of a material nature pending, or to such counsel's knowledge, threatened against the Company or the Selling Security Holders which are not adequately covered by insurance and there are no proceedings pending or, to the knowledge of such counsel, threatened against the Company or the Selling Security Holder before or by any federal or state Commission, regulatory body, or administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially and adversely affect the business, operation or condition (financial or otherwise) of the Company or the ability of Selling Security Holders to deliver unencumbered title of the Optional Common Stock to the Underwriters, which are not disclosed in the Prospectus.

                  Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Representative shall reasonably request. In rendering such opinion, such counsel may rely upon certificates of any officer of the Company or public officials as to matters of fact.

                  (h) The Company shall have furnished to the Representative certificates of the President or Chairman of the Board and the Secretary of the Company, dated as of the Closing Date, and Additional Closing Date(s), to the effect that:

                  (i) Each of the representations and warranties of the Company contained in Section 2 hereof are true and correct in all material respects at and as of such Closing Date, and the Company has performed or complied with all of its agreements, covenants and undertakings contained in this Agreement and has performed or satisfied all the conditions contained in this Agreement on its part to be performed or satisfied at the Closing Date;

                  (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued, and, to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission;

                  (iii) The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and supplements thereto, and to the best of their knowledge the Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and correct in all material respects, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth except changes which the Registration Statement and Prospectus indicate might occur.

                  (iv) Except as set forth or contemplated in the Registration Statement and Prospectus, since the respective dates as of which, or periods for which, information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any material adverse change, financial or otherwise, in the business, business prospects, earnings, general affairs or condition (financial or otherwise), of the Company (in each case whether or not arising in the ordinary course of business), and
(B) the Company has not incurred any liabilities, direct or contingent, or entered into any transactions, otherwise than in the ordinary course of business other than as referred to in the Registration Statement or Prospectus and except changes which the Registration Statement and Prospectus indicate might occur.

                  (i) The Company and the Selling Security Holders shall have furnished to the Representative on the Closing Date, such other certificates, additional to those specifically mentioned herein, as the Representative may have reasonably requested, as to: the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; the representations and warranties of the Company and the Selling Security Holderrs herein; the performance by the Company and the Selling Security Holders of its obligations hereunder; or the fulfillment of the conditions concurrent and precedent to the obligations of the Underwriters hereunder, which are required to be performed or fulfilled on or prior to the Closing Date.

                  (j) At the time this Agreement is executed, and on the Closing Date you shall have received a letter from Goldstein, Golub & Kessler, addressed to the Representative, as Representative of the Underwriters, and dated, respectively, as of the date of this Agreement and as of the Closing Date and Additional Closing Date as the case may be (based upon information not more than five business days prior to such Effective Date, Closing Date and Additional Closing Date as the case may be), in form and substance reasonably satisfactory to the Representative, to the effect that:

                  (i) They are independent public accountants with respect to the Company within the meaning of the Act and the applicable published Rules and Regulations of the Commission;

                  (ii) In their opinion, the financial statements and related schedules of the Company included in the Registration Statement and Prospectus and covered by their reports comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules and Regulations of the Commission issued thereunder;

                  (iii) On the basis of limited procedures, not constituting an audit, including a review of the latest interim unaudited financial statements of the Company on the basis specified by the American Institute of Certified Public Accountants for a review of interim financial information, a reading of the minutes of meetings of the boards of directors, and stockholders of the Company, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention which caused them to believe:

                  (A) that at the date of the latest balance sheet read by them and at a subsequent specified date not more than five business days prior to the date of such letter, there was any change in the capital stock or increase in long-term debt of the Company as compared with amounts shown in the most recent balance sheet included in the Prospectus, except for changes which the Prospectus discloses have occurred or may occur or which are described in such letter;

                  (B) that at the date of the latest balance sheet read by them and at a subsequent specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with amounts shown in the most recent balance sheet included in the Prospectus, in total assets, net current assets or stockholder's equity of the Company except for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; or

                  (C) that for the period from the date of the most recent financial statements in the Registration Statement to a subsequent specified date not more than five business days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the preceding year, in gross profit or the total or per share amounts of net income of the Company except for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

                  (iv) In addition to the audit referred to in their report included in the Registration Statement and the Prospectus and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company which appear in the Prospectus under the captions "Summary Financial Data," "Capitalization", "Management", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Certain Transactions", Summary of Financial Data", "Dilution" and "Risk Factors," as well as such other financial information as may be specified by the Representative, and that they have compared such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.

                  (k) Selling Security Holders shall furnish to the Representative on the Closing Date and the Additional Closing Date(s), if any, insofar as it applies to the Selling Security Holders, such other certificates, additional to those specifically mentioned herein, as the Representative may have reasonably requested, as to: the accuracy and completeness of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto; the representations and warranties of the Selling Security Holders herein; the performance by the Selling Security Holders of its obligations hereunder; or the fulfillment of the conditions concurrent and precedent to the obligations of the Underwriters hereunder, which are required to be performed or fulfilled on or prior to the Closing Date.

                  All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel to the Representative, whose approval shall not be unreasonably withheld, conditioned or delayed.

                  If any of the conditions specified in this section shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be terminated and canceled by the Representative by notifying the Company and the Selling Security Holders of such termination and cancellation in writing or by telegram at any time prior to, or on, the Closing Date and any such termination and cancellation shall be without liability of any party hereto to any other party, except with respect to the provisions of Sections 7 and 8 hereof. The Representative may, of course, waive, in writing, any conditions which have not been fulfilled or extend the time for their fulfillment.

         SECTION 12.   Termination.

                  (a) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company and the Selling Security Holders at any time before it becomes effective pursuant to Section 10.

                  (b) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company and the Selling Security Holders, at any time after it becomes effective, in the event that the Company, after notice from the Representative and an opportunity to cure, shall have failed or been unable to comply in material respects with any of the material terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, including without limitation Section 6(g) hereof, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by the Representative in writing. This Agreement may also be terminated if there is any action, suit or proceeding, threatened or pending, at law or equity against the Company, or by any federal, state or other commission, board or agency wherein any unfavorable result or decision could materially adversely affect the business, property, or financial condition of the Company which was not disclosed in the Prospectus.

                  (c) This Agreement may be terminated by the Representative by written or telegraphic notice to the Company at any time after it becomes effective, if the offering of, or the sale of, or the payment for, or the delivery of, the Securities is rendered impracticable because (i) additional material governmental restriction, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or trading in securities generally on such exchange shall have been suspended or a general banking moratorium shall have been established by Federal or New York State authorities or (ii) a war or other national calamity shall have occurred involving the United States or (iii) the condition of the market for securities in general shall have materially and adversely changed, or (iv) the Company or its business or business prospects is materially adversely affected so that it would be impractical to proceed with, or consummate, this Agreement or the public offering of the Securities.

                  (d) Any termination of this Agreement pursuant to this Section 12 shall be without liability of any character (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall remain obligated to pay the costs and expenses provided to be paid by it specified in Sections 6, 7 and 8, to the extent therein provided. In addition, the Representative shall account to the Company for any advance and shall reimburse the Company for any portion of the advance not expended for actual out-of-pocket expenses.

         SECTION 13. Finder. The Company and the Underwriters mutually represent that they know of no person who rendered any service in connection with the introduction of the Company to the Underwriters and that they know of no claim by anyone for a "finder's fee" or similar type of fee, in connection with the public offering which is the subject of this

Agreement. Each party hereby indemnifies the other against any such claims by any person known to it, and not known to the other party hereto, who shall claim to have rendered services in connection with the introduction of the Company to the Underwriters and/or to have such a claim.

         SECTION 14.   Substitution of Underwriters.

                  (a) If one or more Underwriters default in its or their obligations to purchase and pay for Securities hereunder and if the aggregate amount of such Securities which all Underwriters so defaulting have agreed to purchase does not exceed 10% of the aggregate number of Securities constituting the Securities, the non-defaulting Underwriters shall have the right and shall be obligated severally to purchase and pay for (in addition to the Securities set forth opposite their names in Schedule I) the full amount of the Securities agreed to be purchased by all such defaulting Underwriters and not so purchased, in proportion to their respective commitments hereunder. In such event the Representative, for the accounts of the several non-defaulting Underwriters, may take up and pay for all or any part of such additional Securities to be purchased by each such Underwriter under this subsection (a), and may postpone the Closing Date to a time not exceeding seven full business days; or

                  (b) If one or more Underwriters (other than the Representative) default in its or their obligations to purchase and pay for the Securities hereunder and if the aggregate amount of such Securities which all Underwriters so defaulting shall have agreed to purchase shall exceed 10% of the aggregate number of Securities or if one or more Underwriters for any reason permitted hereunder cancel its or their obligations to purchase and pay for Securities hereunder, the non-canceling and non-defaulting Underwriters (hereinafter called the "Remaining Underwriters") shall have the right, but shall not be obligated to purchase such Securities in such proportion as may be agreed among them, at the Closing Date. If the Remaining Underwriters do not purchase and pay for such Securities at such Closing Date, the Closing Date shall be postponed for 24 hours and the remaining Underwriters shall have the right to purchase such Securities, or to substitute another person or persons to purchase the same or both, at such postponed Closing Date. If purchasers shall not have been found for such Securities by such postponed Closing Date, the Closing Date shall be postponed for a further 24 hours and the Company shall have the right to substitute another person or persons, satisfactory to you to purchase such Securities at such second postponed Closing Date. If the Company shall not have found such purchasers for such Securities by such second postponed Closing Date, then this Agreement shall automatically terminate and neither the Company, the Selling Security Holders nor the remaining Underwriters (including the Representative) shall be under any obligation under this Agreement (except that the Company shall remain liable to the extent provided in Paragraph 7 hereof). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 14. Nothing in this subparagraph (b) will relieve a defaulting Underwriter from its liability, if any, to the other Underwriters for damages occasioned by its default hereunder (and such damages shall be deemed to include, without limitation, all expenses reasonably incurred by each Underwriter in connection with the proposed purchase and sale of the Securities) or obligate any Underwriter to purchase or find purchasers for any Securities in excess of those agreed to be purchased by such Underwriter under the terms of Sections 3 and 14 hereof.

         Notwithstanding anything contained herein to the contrary, no provisions of this Section 14 or any other section of this Underwriting Agreement are intended to permit an Underwriter to terminate its obligation to purchase the Firm Securities (as such term is defined in this Underwriting Agreement) from the Company based upon: (i) the occurrence of non-material events affecting the Company or the securities market or (ii) the inability to market the securities.

         SECTION 15. Registration of the Representative's Securities and/or the Underlying Securities. The Registration Statement filed with the Commission shall register the Representative's Securities and underlying securities. The Company agrees to maintain a current Registration Statement with respect to the Representative's Securities and the underlying securities at the sole cost of the Company until five years after the Effective Date. The Company may satisfy this requirement by one or more post-effective amendments to the Registration Statement or through the filing of a new Registration Statement.

         SECTION 16.   Other Agreements.

         (a) Consulting Agreement. On the Effective Date, the Company will enter into an agreement retaining the Representative as a financial consultant pursuant to which the Representative shall receive a consulting fee in an amount equal to two(2%) of the gross proceeds of this offering (including the Over-Allotment Option) for services for two (2) years from the Effective Date, payable in full in advance on the Closing Date, which shall include, but not be limited to, advising the Company in connection with possible acquisition opportunities, advising the Company regarding shareholder relations including the preparation of the annual report and other releases, assisting in long-term financial planning, advice in connection with corporate re-organizations and expansion and capital structure, and other financial assistance.

         (b) Warrant Solicitation Agreement. Commencing twelve months after the Effective Date, the Company will pay the Representative as its Warrant solicitation agent an amount equal to five percent (5%) of the aggregate exercise price of each Warrant exercised of which a portion may be allowed to the dealer who solicited the exercise (which may also be the Representative); provided: (1) the market price of the Common Stock on the date the Warrant was exercised was greater than the Warrant exercise price on that date; (2) exercise of the Warrant was solicited by a member of the NASD and the NASD member is designated in writing by the Warrant holder; (3) the Warrant was not held in a discretionary account; (4) disclosure of compensation arrangements was made both at the time of the offering and at the time of exercise of the Warrant; (5) the solicitation of the exercise of the Warrant was not in violation of Regulation M promulgated under the Securities Exchange Act of 1934; and (6) the Warrant Holder acknowledges in writing that the Representative or one of the members of the syndicate solicited the exercise of the Warrants. The Company agrees to pay over to the Representative any fees due it within five business days after receipt by the Company of Warrant proceeds. Within ten (10) days of the last day of each month commencing one year from the Effective Date, the Company will instruct the Warrant Agent to notify the Representative of each Warrant certificate which has been properly completed and delivered for exercise by holders of Warrants during each such month. The Company will instruct the Transfer Agent that the Representative may at any time during business hours, at its expense, examine the records of the Company and the Warrant Agent which relate to the exercise of the Warrants. It is understood that this agreement is on an exclusive basis to solicit the exercise of the Warrants and that the Company may not engage other broker-dealers to solicit the exercise of Warrants without the consent of Werbel-Roth Securities, Inc. It is understood that no solicitation fee will be paid where the Warrant exercise was not solicited by Comprehensive or a syndicate member.

         (c) Finder's Fee: The Company agrees that if it shall within two (2) years from the Effective Date, enter into any agreement of understanding with any person or entity introduced by the Representative involving the following originated by Representative (i) the sale of all or substantially all of the assets and properties of the Company, (ii) the merger or consolidation of the Company (other than a merger or consolidation effected for the purpose of changing the Company's domicile) or (iii) the acquisition by the Company of the assets or stock of another business entity, which agreement or understanding thereafter consummated, whether or not during such two (2) year period, the Company, upon such consummation, shall pay to the Representative an amount equal to the following percentages of the consideration paid by the Company in connection with such transaction:

                  5% of the first $1,000,000 or portion thereof, of such consideration;
                  4% of the second $1,000,000 or portion thereof, of such consideration; and
                  3% of such consideration in excess of the first $2,000,000 of such consideration.

                  The fees payable to the Representative will be in the same form of consideration as that paid by or to the Company, as the case may be, in any such transactions.

         (d) Designation of Non-voting Advisor to the Board: The Company agrees that unless waived by us, that the Representative shall have the right to designate a non-voting advisor to the Board acceptable to the Company who resides in the New York metropolitan area for a period of two years after the Effective Date. Said designee shall attend meetings of the Board and shall be entitled to receive reimbursement for all approved reasonable costs incurred in attending such meetings, including but not limited to, food, lodging and transportation. In the event the Company maintains a liability insurance policy affording coverage for the act of its officers and/or directors, it will agree, to the extent permitted under such policy, to include each of the Representative and its designee as an insured under such policy.

                  SECTION 17. Lock-Up Agreement.

         Except for the 180,000 shares subject to the Optional Common Stock which are held by Selling Security Holders and the possible issuance of Common Stock to certain noteholders, the holders of 100% of the outstanding shares of Common Stock and warrants/options convertible into Common Stock as of the Effective Date, have agreed to enter into certain Lock-Up Agreements as described in the Prospectus.

                  SECTION 18. Notice. Except as otherwise expressly provided in this Agreement, (A) whenever notice is required by the provisions hereof to be given to the Company, such notice shall be given in writing, by certified mail, return receipt requested, addressed to the Company at the address set forth herein on the first page, copy to Lehman & Eilen LLP, Suite 505, 50 Charles Lindberg Boulevard, Uniondale, NY 11553; (B) whenever notice is required by the provisions hereof to be given to the Underwriters, such notice shall be in writing addressed to the Representative at Comprehensive Capital Corporation; and (C) whenever notice is required by the provisions hereof to be given to the Selling Security Holders, such notice shall be given in writing, by certified mail, return receipt requested, addressed to the Selling Security Holders at the addresses set forth in Schedule II. forth herein on the first page copy to Steven Morse, Esq., Lester Morse P.C., Suite 420, 111 Great Neck Road, Great Neck, NY 11021. Any party may change the address for notices to be sent by giving written notice to the other persons.

                  SECTION 19. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements as at the date hereof and as at the Closing Date and the Additional Closing Date(s), and all representations, warranties, covenants, and agreements of the Selling Security Holders, the several Underwriters and the Company, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any of the Underwriters or any of their controlling persons, and shall survive any termination of this Agreement (whensoever made) and/or delivery of the Firm Shares and the Optional Shares to the several Underwriters.

              SECTION 21. Miscellaneous. This Agreement is made solely for the benefit of the Selling Security Holders, the Underwriters and the Company and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successor" or the term "successors and assigns" as used in this Agreement shall not include any purchaser, as such, of any of the Shares.

                  This Agreement shall not be assignable by any party without the other party's prior written consent. This Agreement shall be binding upon, and shall inure to the benefit of, our respective successors and permitted assigns. The foregoing represents the sole and entire agreement between us with respect to the subject matter hereof and supersedes any prior agreements between us with respect thereto. This Agreement may not be modified, amended or waived except by a written instrument signed by the party to be charged. The validity, interpretation and construction of this Agreement, and of each part hereof, shall be governed by the internal laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

                  If a party signs this Agreement and transmits an electronic facsimile of the signature page to the other party, the party who receives the transmission may rely upon the electronic facsimile as a signed original of this Agreement.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Selling Security Holders, the Company and the Underwriters in accordance with its terms.

                                                     Very truly yours,

                                                     SWISS NATURAL FOODS, INC.


                                                     By:_______________________
                                                        Herbert Paul, President


                                                     SELLING SECURITY HOLDERS:

                                                     __________________________
                                                           Ronald Brescia


                                                     __________________________
                                                         Dr. Ralph Ferrante


                                                     __________________________
                                                            Herbert Paul



CONFIRMED AND ACCEPTED, as of the date first above written:

COMPREHENSIVE CAPITAL CORPORATION


By________________________________
       Olga Scoppa, President

   For itself and as the Representative
   of the other Underwriters named in
   Schedule I hereto.

                                   SCHEDULE I



    Underwriter                                  Firm Securities to be
                                                      Purchased

                                          Number of
                                           Common                 Number of
                                           Shares                 Warrants
Comprehensive Capital Corporation




Total                                    1,200,000                1,200,000

                                   SCHEDULE Il





    Name and Address of                                       Amount of
    Selling Security Holders                                Common Shares

Ralph Ferrante



Ronald Brescia



Herbert Paul

              Total                                           180,000

                                                                    EXHIBIT  1.2


                            Swiss Natural Foods, Inc.

                        1,200,000 Shares of Common Stock
                    1,200,000 Common Stock Purchase Warrants

                          AGREEMENT AMONG UNDERWRITERS
                                                               __________, 1999

To each of the Underwriters named in Schedule I to the attached Underwriting Agreement

Dear Sirs:

         1. Underwriting Agreement. Swiss Natural Foods, Inc. (the "Company"), proposes to enter into an underwriting agreement in the form of the Underwriting Agreement attached hereto as Exhibit "A" (the "Underwriting Agreement") with the underwriters named in Schedule I to the Underwriting Agreement (the "Underwriters"), acting severally and not jointly, with respect to the purchase from the Company of 1,200,000 Shares of Common Stock and 1,200,000 Warrants (collectively referred to as the "Securities"). Such Securities are hereinafter sometimes referred to as the "Firm Securities." Upon our request, and as provided in Section 3 of the Underwriting Agreement, the Selling Security Holders named in Schedule II of the Underwriting Agreement will sell to the Underwriters up to a maximum of 180,000 Shares of Common Stock, and the Company will sell to the underwriters up to a maximum of 180,000 Warrants. Such additional Securities are hereinafter sometimes referred to as the "Optional Securities." Both the Firm Securities and the Optional Securities are sometimes collectively referred to herein as the "Securities." All of the Securities which are the subject of this Agreement are more fully described in the Prospectus of the Company described below. Under the terms of the Underwriting Agreement, each of the Underwriters will agree, in accordance with the terms thereof to purchase the aggregate number of Firm Securities set forth opposite its name in said
Schedule I, subject to adjustment pursuant to Section 12 hereof and Section 14 of the Underwriting Agreement.

         2. Registration Statement and Prospectus. The Securities are described in a registration statement and related prospectus which have been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). An amendment to such registration statement has been or will be filed in which you have been or will be named as one of the Underwriters of the Securities. Copies of the registration statement as filed and as amended have been delivered to you, and you hereby authorize us to approve on your behalf any further amendments or supplements which may be necessary or appropriate. The registration statement, as amended at the time it becomes effective, is called the "Registration Statement" and the final prospectus relating to the Securities as filed by the Company with the Commission pursuant to Rule 424(b) under the Act is referred to as the "Prospectus."

         3. Authority of Representative. You authorize us as your Representative to execute the Underwriting Agreement with the Company in the form attached with such insertions, deletions or other changes as we may approve (but not as to the number of, and price of, the Securities to be purchased by you except as provided herein and therein) and to take such action as in our discretion we may deem advisable in respect of all matters pertaining to the Underwriting Agreement, this Agreement, the transactions for the accounts of the several Underwriters contemplated thereby and hereby, and the purchase, carrying, sale and distribution of the Securities.

         4. Public Offering. In connection with the public offering of the Securities, you authorize us, in our discretion:

                  (a) To determine the time and manner of the initial public offering (after the Registration Statement become effective), the initial public offering price, and the concessions and reallowances to dealers, to change the public offering price and such concessions and reallowances after the initial public offering, to furnish the Company with the information to be included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) with respect to the terms of the public offering, and to determine all matters relating to the public advertisement of the Securities and any communications with dealers or others;

                  (b) To reserve all or any part of your Securities for sale to retail purchasers (including institutions) and to dealers selected by us ("Selected Dealers") among which may be included any Underwriter (including ourselves) and each of which shall be a member of the National Association of Securities Dealers, Inc., and each of which shall agree that in making sales to purchasers in the United States it will conform to the Rules of Fair Practice of said Association (or, in the case of a foreign dealer not eligible for membership in such Association, which shall agree not to reoffer, resell or deliver Securities in the United States, its territories or its possessions, or to persons whom it has reason to believe are citizens thereof or residents therein), such reservations for sales to retail purchasers to be as nearly as practicable in proportion to the respective underwriting obligations of the Underwriters and such reservations for sales to Selected Dealers to be in such proportion as we determine, and from time to time to add to the reserved Securities such Securities retained by you remaining unsold and to release to you any of your Securities reserved but not sold;

                  (c) To sell reserved Securities as nearly as practicable in proportion to the respective reservations to retail purchasers at the public offering price, and to Selected Dealers at the public offering price less the Selected Dealer's concession pursuant to the Selected Dealers Agreement in substantially the form attached; and

                  (d) To buy Securities for your account from Selected Dealers at the public offering price less such amount not in excess of the Selected Dealer's concession as we may determine.

         After advice from us that the Securities are released for public offering, you will offer to the public in conformity with the terms of offering set forth in the Prospectus, or any amendment or supplement, such of your Securities as we advise you are not reserved.

         You recognize the importance of a broad distribution of the Securities among bona fide investors and you agree to use your best efforts to obtain such broad distribution and to that end, to the extent you deem practicable, to give priority to small orders. In offering the Securities to Selected Dealers we will take such action as we deem appropriate to effect a broad distribution.

         5. Repurchase of Securities Not Effectively Placed for Investment. You are requested to place for investment those of your Securities which are not reserved as aforesaid. Any Securities sold by you (otherwise than through us) which may be delivered to us against a purchase contract made by us for the account of any Underwriter prior to termination of the provisions referred to in
Section 11 of this Agreement, shall be purchased by you upon demand from us at the cost of such purchase plus brokerage commissions and transfer taxes on redelivery. Securities delivered on such repurchase need not be identical to those purchased by you. In lieu of demand repurchase by you we may in our discretion (i) sell for your account the Securities so purchased by us, at such price and upon such terms as we may determine, and debit or credit your account with the loss and expense or net profit resulting from such sale, or (ii) charge your account with an amount not in excess of the Selected Dealer's concession with respect to such Securities plus brokerage commissions and transfer taxes paid in connection with such purchase.

         6. Payment and Delivery. We shall give you at least 24 hours prior notice of the Closing Date. You agree to deliver payment and receive securities through the facilities of the Depository Trust Company ("DTC") or, at our option, to deliver to us at or before 9:00 a.m. New York City Time, on such Closing Date at the office of Comprehensive Capital Corporation, 1600 Stewart Avenue, Suite 405, Westbury, NY 11590 (or such other office as we may direct), a certified check or bank cashier's check payable in New York Clearing House funds to the order of Comprehensive Capital Corporation, as Representative, for the full purchase price of the Securities which you shall have agreed to purchase from the Company less the concession to selected dealers. The proceeds to the Company shall be delivered by us in the amount required in payment of the full purchase price to the Company against delivery of the Securities to us for your account. We are authorized to accept that delivery and to give a receipt therefor. You authorize us, as your custodian, to take delivery of your Securities, registered as we may direct in order to facilitate deliveries. You also authorize us to hold for your account such of your Securities as we have reserved for sale to retail purchasers and to Selected Dealers, and to deliver your reserved Securities against such sales. We will deliver your unreserved

Securities to you promptly and, after we receive payment for reserved Securities sold by us for your account, we will remit to you, as promptly as practicable, an amount equal to the price paid by you for such Securities. As soon as practicable after termination of Sections 4, 5 and 9 and the first and penultimate sentences of Section 8 of this Agreement (pursuant to Section 11 hereof) we will deliver to you any of your Securities reserved but not sold. All Securities delivered to you pursuant to this Section will be evidenced by certificates in such denominations as you shall direct by written notice received by us not later than the second full business day preceding the Closing Date.

         7. Authority to Borrow. In connection with the purchase or carrying of any Securities purchased hereunder for your account, you authorize us, in our discretion, to advance funds for your account, charging current interest rates, or to arrange loans for your account, and in connection therewith to execute and deliver any notes or other instruments and hold or pledge as security any of your Securities. Any lender may rely on our instructions in all matters relating to any such loan. Any of your Securities held by us for your account may be delivered to you for carrying purposes only, and subject to our further direction.

         8. Stabilization and Over-Allotment. To facilitate the distribution of the Securities, you authorize us during the term of this Agreement, or for such longer period as may be necessary in our discretion, to make purchases and sales of the Securities for your account in the open market or otherwise, for long or short account, on such terms as we deem advisable and, in arranging sales, to over-allot. You also authorize us to cover any short position incurred pursuant to this Section on such terms as we deem advisable. Included in the authority granted to us by you is the authority to exercise the over-allotment option to purchase the Optional Securities granted by Section 3 of the Underwriting Agreement for our individual account and not as Representative. All such purchases and sales (except for purchases and sales of the Optional Securities) shall be made for the accounts of the several Underwriters as nearly as practicable in proportion to their respective underwriting obligations. Your net commitment under this Section shall not, at the end of any business day, exceed 15% of your maximum underwriting obligation. You will on our demand take up at cost or deliver against payment any Securities purchased or sold for your account and, if any such other Underwriter defaults in its corresponding obligation, you will assume your proportionate share of such obligation without relieving the defaulting Underwriter from liability. You will be obligated in respect to purchases and sales made for your account hereunder whether or not the proposed purchase of the Securities is consummated. Upon request you will advise us of Securities retained by you and unsold and will sell to us for the account of one or more of the Underwriters such of your unsold Securities as we may designate, at the public offering price thereof less such amount as we may determine, but not in excess of the Selected Dealer's concession with respect thereto. Until the termination of this Agreement pursuant to Section 11 hereof, or prior notification by us, we shall have the sole right to effect stabilizing transactions in the Securities. You agree that until such time you will not make any purchases or sales of any of such securities except as provided in Section 9 hereof. You also agree to timely provide us with the information required by Rule 17a-2(d) under the Securities Exchange Act of 1934, as amended (the "1934 Act").

         9. Open Market Transactions. You agree not to bid for, purchase, attempt to induce others to purchase, or sell, directly or indirectly, any Securities, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement or in the Underwriting Agreement. You further agree not to offer the Securities for sale until notified by us, as the Representative of the Underwriters, that they are released for that purpose.

         10. Expenses and Settlement. We may charge your account with Selected Dealer's concessions and all transfer taxes on sales made by us for your account and with your proportionate share (based upon your underwriting obligation) of all other expenses incurred by us under the terms of this Agreement or the Underwriting Agreement, in excess of those reimbursed by the Company pursuant to
Section 8 of the Underwriting Agreement, or in connection with the purchase, carrying, sale or distribution of the Securities. Our determination of the amount and allocation of expenses shall be conclusive. As soon as practicable after termination of the provisions referred to in Section 11, the accounts hereunder will be settled, but we may reserve from distribution such amount as we deem advisable to cover possible additional expenses. We may at any time make partial distribution of credit balances or call for payment of debit balances. Any of your funds in our hands may be held with our general funds without accountability for interest. Notwithstanding any settlement, you will pay (i) your proportionate share (based upon your underwriting obligation) of any liability which may be incurred by the Underwriters, or any of them, based on the claim that the Underwriters constitute an association, partnership, unincorporated business or other separate entity, and of any expenses incurred by us, or by any other Underwriter with our approval, in contesting any such liability, and (ii) any transfer taxes which may be assessed and paid after such settlement on account of any sale or transfer for your account.

         11. Termination and Settlement. This Agreement will terminate (a) at the close of business on the 30th day after the date of the Underwriting Agreement; or (b) on such earlier or later date, not more than 30 days after the date specified in (a), as we may determine; or (c) on the date of termination of the Underwriting Agreement, if the same shall be terminated as provided by its terms.

         Upon termination of this Agreement, all authorizations, rights and obligations hereunder will cease, except (a) the mutual obligation to settle accounts hereunder, (b) your obligation to pay any claims referred to in the last paragraph of this Section, (c) the obligations with respect to indemnity set forth in Section 15 hereof (all obligations of which will continue until fully discharged), and (d) your obligation with respect to purchases which may be made by us from time to time thereafter to cover any short position with respect to the offering, all of which will continue until fully discharged, and except our authority with respect to matters to be determined by us, or by us and the Company, pursuant to the terms of the Underwriting Agreement, which will survive the termination of this Agreement.

         The accounts arising pursuant to this Agreement will be settled and paid as soon as practicable after termination. The determination by us of the amounts to be paid to or by you will be final and conclusive.

         Notwithstanding any settlement upon the termination of this Agreement, you will pay your proportionate share of any amount asserted against and discharged by the Underwriters, or any of them, based upon the claim that the Underwriters constitute an association, unincorporated business or other separate entity, or based upon or arising out of a claim that this Agreement or the Underwriting Agreement is invalid or illegal for any reason, including any expense incurred in defending against such claim, and will pay any transfer taxes which may be assessed thereafter on account of any sale or transfer of Securities for our account.

         12. Default by Underwriters. Default by one or more Underwriters hereunder or under the Underwriting Agreement shall not release the other Underwriters from their obligations or affect the liability of any defaulting Underwriter to the other Underwriters for damages resulting from such default. In case of default under the Underwriting Agreement by one or more Underwriters, we may arrange for the purchase by others, including non-defaulting Underwriters, of Securities not taken up by such defaulting Underwriter and you will, at our request, increase pro rata with the other non-defaulting Underwriters the aggregate principal amount of Securities which you are to purchase, or both, by an amount not exceeding one-ninth of your original underwriting obligations. In the event any such arrangements are made, the respective Securities to be purchased by non-defaulting Underwriters and by such others shall be taken as the basis for the underwriting obligations under this Agreement.

         In the event of default by one or more Underwriters in respect of their obligations under this Agreement, each non-defaulting Underwriter shall assume its proportionate share of the obligations under this Agreement of each such defaulting Underwriter (other than, to the extent stated in the first paragraph of this Section, the purchase obligation of such defaulting Underwriter).

         13. Position of Representative. We shall be under no liability to you for any act or omission except for obligations expressly assumed by us in this Agreement, but no obligation on our part shall be implied or inferred. Nothing shall constitute the Underwriters, or any of them, an association, partnership, unincorporated business or other separate entity and the rights and liability of ourselves and each of the Underwriters are several and not joint.

         14. Compensation to Representative. As compensation for our services as Representative, you agree to pay us $___ per share of Common Stock and/or $__ per Warrant out of the aggregate underwriting discount attributable to Securities which you agree to purchase from the Company and/or the Selling Security Holders pursuant to the Underwriting Agreement. We are authorized to charge your account with such an amount.


         15. Indemnification. You will indemnify and hold harmless each other Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act to the extent and upon the terms by which each Underwriter agrees to indemnify the Company in the Underwriting Agreement. Such indemnity agreement shall survive the termination of any of the provisions of this Agreement.

         In the event that at any time any claim shall be asserted against us as or as a result of our having acted as Representative, or otherwise involving the Underwriters generally, relating to the Registration Statement or any preliminary prospectus or the Prospectus, as from time to time amended or supplemented, the public offering of the Securities or any of the transactions contemplated by this Agreement, you authorize us to make such investigation, to retain such counsel and to take such other action as we shall deem necessary or desirable under the circumstances, including settlement of any claim or claims if such course of action shall be recommended by counsel retained by us. You agree to pay to us, on request, your proportionate share (based upon your underwriting obligation) of all expenses incurred by us (including, but not limited to, the disbursements and fees of counsel so retained) in investigating and defending against such claim or claims, and your proportionate share (based upon your underwriting obligation) of any liability incurred by us in respect of such claim or claims, whether such liability shall be the result of a judgment against us or as a result of any such settlement.

         16. Blue Sky Matters. We shall not have any responsibility with respect to the right of any Underwriter or other person to sell Securities in any jurisdiction, notwithstanding any information we may furnish in that connection. You hereby authorize us to take such action as may be necessary or advisable to qualify the Securities for offering and sale in any jurisdiction. We have caused to be filed Further State Notices respecting the Securities to be offered to the public in New York in the form required by, and pursuant to, the provisions of
Article 23A of the General Business Law of the State of New York.

         17. Title to Securities. The Securities purchased for the respective accounts of the several Underwriters shall remain the property of those Underwriters until sold; and no title to such securities shall in any event pass to us, as Representative, by virtue of any of the provisions of this Agreement.

         18. Capital Requirements. Unless the provisions of clause (b) of the second sentence of the last paragraph of this Agreement are applicable to you, you confirm that your commitment hereunder will not result in any violation of
Section 8(b) or 15(c) of the 1934 Act or in any violation of any of the rules and regulations promulgated under the 1934 Act, including, without limitation, Rule 15c3-1, or any provision of any applicable rules of any securities exchange to which you are subject or of any restriction imposed upon you by such exchange.

         19. Notices and Governing Laws. Any notice from you to us shall be mailed or transmitted by any standard form of written telecommunication to us at 1600 Stewart Avenue, Suite 405, Westbury, New York 11590. Any notice from us to you shall be mailed or transmitted by any standard from of written telecommunication to you at your address as set forth in your Underwriter's Questionnaire. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         We represent that we are a member in good standing of the National Association of Securities Dealers, Inc. You represent that you are (a) a member in good standing of such Association or (b) a foreign dealer which is not eligible for membership in such Association, in which event you will make sales of any Securities only outside the United States and its territories and possessions to persons who are not citizens or residents of the United States or its territories or possessions, and that in making any such sales, you will comply with such Association's Interpretation with respect to Free-Riding and Withholding. You further represent that: (i) you will notify each of your customers with respect to whose account you have investment discretion and to whose account you intend to sell any Securities that you propose to sell Securities to such account as a principal and you will obtain the customer's written consent to such sale; and (ii) you will comply with the requirements of Rule 15c2-8 under the 1934 Act and have distributed or are distributing copies of a Preliminary Prospectus to all persons to whom you then expected to mail confirmations of sale, not less than 48 hours prior to the time it is expected to mail such confirmations.
                                         Very truly yours,

                                         COMPREHENSIVE CAPITAL CORPORATION

                                         By:________________________________
                                             As Representative of the several
                                             Underwriters

Confirmed and accepted as of the date first above written.



-------------------------------
Attorney-in-fact for the several
Underwriters named in Schedule I
to the Underwriting Agreement

                                                                     EXHIBIT 1.3

                        Comprehensive Capital Corporation
                               1600 Stewart Avenue
                                    Suite 405
                               Westbury, NY 11590


                            Swiss Natural Foods, Inc.

                        1,200,000 Shares of Common Stock
                    1,200,000 Common Stock Purchase Warrants


                            SELECTED DEALER AGREEMENT


Dear Sirs:                                                            __, 1999


         We, as the Underwriter named in the Prospectus dated , 1999 have agreed, subject to the terms and conditions of the Underwriting Agreement dated this date (the "Underwriting Agreement") to purchase from Swiss Natural Foods, Inc. (the "Company"), at the prices set forth on the cover of such Prospectus, the above referred to 1,200,000 Shares of Common Stock and 1,200,000 Warrants and, at our option, from the Selling Security Holders named in Schedule II of the Underwriting Agreement, up to an additional 180,000 shares of Common Stock to cover over-allotments and at our option, from the Company, 180,000 Warrants to cover over-allotments (collectively being called the "Securities"). The Securities and certain of the terms on which they are being purchased and offered are more fully described in the enclosed Prospectus. Additional copies of the Prospectus will be supplied to you, in reasonable quantities upon request.

         We, as the Underwriter, are offering to certain dealers ("Selected Dealers"), among whom we are pleased to include you, part of the Securities, at the public offering price less a concession of $.___ per Share of Common Stock and $.___ per Warrant. The offering to Selected Dealers is made subject to the issuance and delivery of the Securities to us and their acceptance by us, to the approval of legal matters by our counsel, and to the terms and conditions hereof, and may be made by us on the basis of the reservation of Securities or an allotment against subscription, or otherwise in our discretion.

         The initial public offering prices of the Securities are as set forth in the Prospectus. With our consent, Selected Dealers may allow a re-allowance of not in excess of $ -0- per Share of Common Stock and $-0- per Warrant in selling the Shares of Common Stock and Warrants to other dealers meeting the requirements of the specifications set forth in the affirmation of dealers contained in the attached Acceptance and Order. Upon our request, you will notify us of the identity of any dealer to whom you allow such a reallowance and any Selected Dealer from whom you receive such a re-allowance.

         All orders will be strictly subject to confirmation and we reserve the right in our uncontrolled discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. You are not authorized to give any information or make any representation other than as set forth in the Prospectus in connection with the sale of any of the Securities. No dealer is authorized to act as agent for the Underwriter, or for the Company, when offering any of the Securities. Nothing contained herein shall constitute the Selected Dealers partners with us or with one another.

         Upon release by us, you may offer the Securities at the public offering prices, subject to the terms and conditions hereof. We may, and the Selected Dealers may, with our consent, purchase Securities from and sell Securities to each other at the public offering price less a concession not in excess of the concession to Selected Dealers.

         Payment for Securities purchased by you is to be made at our office (or at such other place as instructed) at the public offering price, on such date as we may advise, on one day's notice to you, by certified or official bank check in New York Clearing House funds payable to our order. Delivery to you of certificates for the Securities will be made as soon as is practicable thereafter. Unless specifically authorized by us, payment by you may not be deferred until delivery of certificates to you. The concession payable to you will be paid as soon as practicable after the closing.

         This Agreement shall terminate at the close of business on the 30th day after the effective date of the Registration Statement. We may terminate this Agreement at any time prior thereto by notice to you. Notwithstanding the termination of this Agreement, you shall remain liable for your proportionate share of any transfer tax or any liability which may be asserted or assessed against us or Selected Dealers based upon the claim that the Underwriter and the Selected Dealers, or any of them, constitute a partnership, association, unincorporated business or other entity, including in each case your proportionate share of expenses incurred in defending against any such claim or liability.

         In the event that, prior to the termination of this Agreement we purchase in the open market or otherwise any Securities delivered to you, you agree to repay to us for the account of the Underwriter the amount of the above concession to Selected Dealers plus brokerage commissions and any transfer taxes paid in connection with such purchase; which amounts can be withheld from the concession otherwise payable to you hereunder. Certificates for Securities delivered on any such purchase need not be the identical certificates originally issued to you.

         At any time prior to the termination of this Agreement, you will, upon our request, report to us the number of Securities purchased by you under this Agreement which then remain unsold and will, upon our request, sell to us for the account of the Underwriter the number of such unsold Securities that we may designate, at the public offering price less an amount to be determined by us not in excess of the concession allowed you.

         We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering, including, without limitation, stabilization and over-allotment. We shall be under no liability to you except for our lack of good faith and for obligations assumed by us in this Agreement, except that you do not waive any rights that you may have under the Securities Act of 1933 (the "1933 Act") or the rules and regulations thereunder.

         Upon application to us, we will inform you of the states and other jurisdictions of the United States in which it is believed that the Securities are qualified for sale under, or are exempt from the requirements of, their respective securities laws, but we assume no responsibility with respect to your right to sell Securities in any jurisdiction. We have filed Further State Notices with respect to the Securities with the Department of State of the State of New York.

         You confirm that you are familiar with Rule 15c2-8 under the Securities Exchange Act of 1934 (the "1934 Act"), relating to the distribution of preliminary and final prospectuses, and confirm that you have complied and will comply therewith (whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act). We will make available to you, to the extent made available to us by the Company such number of copies of the Prospectus as you may reasonably request for purposes contemplated by the 1933 Act, the 1934 Act, and the rules and regulations thereunder.


         Your attention is directed to Regulation M under the 1934 Act, which contains certain prohibitions against trading by a person interested in a distribution until such person has completed its participation in the distribution. You confirm that you will at all times comply with the provisions of such Regulation M in connection with this offering.




         Any notice from us shall be deemed to have been duly given if telephoned, and subsequently mailed or transmitted by any standard form of written tele-communication to you at the address to which this Agreement is mailed, or if so mailed or transmitted in the first instance.


         Please advise us promptly by telephone or any standard form of written telecommunication of the principal amount of Securities ordered by you and confirm your agreement hereto by signing the Acceptance and Order on the enclosed duplicate hereof and returning promptly such signed duplicate copy to Comprehensive Capital Corporation 1600 Stewart Avenue, Suite 405, Westbury, NY 11590.

         Upon receipt thereof, this instrument and such signed duplicate copy will evidence the agreement between us.
                                            Very truly yours,

                                            Comprehensive Capital Corporation

                                            By:_________________________________
                                                     Olga Scoppa, President

Comprehensive Capital Corporation
1600 Stewart Avenue
Suite 405
Westbury, NY 11590

Dear Sirs:

         We hereby enter our order for ______ Shares of Common Stock and/or _______ Warrants of Swiss Natural Foods, Inc. under the terms and conditions of the foregoing Agreement.

         We agree to all the terms and conditions stated in the foregoing Agreement. We acknowledge receipt of the Prospectus relating to the above Securities and we further state that in entering this order we have relied upon said Prospectus and no other statements whatsoever, written or oral. We affirm that we are either (i) a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or (ii) a dealer with its principal place of business located outside the United States, its territories, or possessions and not registered under the Securities Exchange Act of 1934 and not eligible for membership in the NASD, who hereby agrees to make no sales within the United States, its territories or its possessions or to persons who are nationals thereof or residents therein, and in making any sales, to comply with the NASD's interpretation with respect to free-riding and withholding, as well as all other pertinent interpretations of the NASD that may be applicable to us. We also affirm and agree that we will promptly re- offer any Securities purchased by us in conformity with the terms of the offering and in conformity with Rules 2730, 2740, 2420 and 2750 of the NASD Conduct Rules and all applicable Rules and Regulations promulgated under the Securities Exchange Act of 1934.


Date:  ___________, 1999
                     (Name of Selected Dealer)

                                               By:
                                                    (Authorized Signature)

                                                    Address: